Exhibit 99.1

Think Partnership Report Preliminary First Quarter 2007 Results

CLEARWATER, Fla. — May 7, 2007— Think Partnership Inc. (AMEX: THK), an international leader in interactive performance-based marketing and related Internet technologies reported preliminary results for the first quarter ending March 31, 2007.

The company estimates first quarter revenues will total approximately $17.7 million, which would represent an increase of 46% from $12.1 million reported in the first quarter of 2006.

Earnings before interest, taxes, depreciation and amortization expenses ("EBITDA") is estimated at approximately $1.65 million for the quarter, which would be up 418% from $309,000 reported in the same period a year ago. GAAP-based pre-tax loss is estimated at approximately ($814,642) for the quarter, a $340,491 improvement from the ($1,155,133) reported in the same period in 2006. A preliminary reconciliation of EBITDA to income from operations is included below.

Think announced on April 30, 2007 that it will issue its first quarter results after the close of market on  May 10, 2007, followed by a conference call at 4:30 p.m. Eastern Time. The company has released these preliminary results in anticipation of its presentation at the 2007 AeA Micro Cap Financial Conference in Monterey, California currently scheduled for May 8, 2007, which the company had also announced on April 30, 2007. Please visit the investor section of the company’s website for webcast information: www.thinkpartnership.com.

Revenue and Reconciliation of Pre-Tax Income to Adjusted EBITDA

In addition to other measures, management evaluates the operating results based upon revenue and "EBITDA," which is defined as net income before depreciation and amortization, interest expense and income taxes. The company's presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. The following table summarizes estimated revenues and EBITDA, as well as reconciles EBITDA to estimated pre-tax income for the first quarter of 2007, as compared to the same year-ago quarter:

	Quarters Ended March 31,
	2007	2006
Total Revenue, est.	$17,661,284	$12,050,394

EBIDTA Reconciliation
Pre tax	($814,642)	($1,155,133)
Amortization	1,640,407	781,634
Amortization- Stock Options	280,320	162,534
Depreciation	378,657	278,007
Net Interest Expense	204,322	241,521
Derivative Adjustment	(30,718)	0
TOTAL EBIDTA, est.	$1,658,345	$308,563

About Think Partnership Inc.

Think Partnership Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud-protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick™, PrimaryAds™, iLead Media, KowaBunga!®, BabyToBee, Second Bite™ and MarketSmart. For more information, visit www.thinkpartnership.com.

Forward Looking Statements

Statements made in this press release that express the company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the company's report, as filed with the Securities and Exchange Commission on Form 10-K, filed March 29, 2007, under the section headed "Risk Factors." The company cannot guarantee future financial results, levels of activity, performance or achievements, and investors should not place undue reliance on the company's forward-looking statements.

Contacts

Think Partnership Inc.

Rachel Honoway, VP of Marketing

Tel 727-688-4175

rachel.honoway@thinkpartnership.com

or

Investor Relations:

Liolios Group, Inc.

Eric Souders or Geoffrey Plank

Tel 949-574-3860